                  PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                  EXHIBIT 11
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                      for the Quarters Ended September 30
                   (In thousands, except per share amounts)

                                             1997        1996
                                            -------     -------
Primary:
-------
 Earnings:
  Net income                                $ 1,095     $ 1,037
                                            =======     =======

 Shares:
  Weighted average number of common
   shares outstanding                        20,454      20,261
  Assuming exercise of options reduced
   by the number of shares which could
   have been purchased with the proceeds
   from exercise of such options                437         508
                                            -------     -------
  Weighted average number of common
   shares outstanding as adjusted            20,891      20,769
                                            =======     =======

 Primary earnings per common share:
  Net income                                $  0.05/1/  $  0.05/1/
                                            =======     =======

Fully Diluted:
-------------
 Earnings:
  Net income                                $ 1,095     $ 1,037
                                            =======     =======

 Shares:
  Weighted average number of common
   shares outstanding                        20,454      20,261
  Assuming exercise of options reduced
   by the number of shares which could
   have been purchased with the proceeds
   from exercise of such options                585         508
                                            -------     -------
  Weighted average number of common
   shares outstanding as adjusted            21,039      20,769
                                            =======     =======

 Earnings per common share assuming
  full dilution:
  Net income                                $  0.05/1/  $  0.05/1/
                                            =======     =======


/1/ This calculation is submitted in accordance with Regulation S-K item 601(b)
    (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.